Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Terra Capital, Inc. on Form S-4 of our report dated January 30, 2003, except for Note 24, as to which the date is February 28, 2003 and Note 25, as to which the date is May 12, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs related to the Company’s adoption of Statements of Financial Accounting Standards Nos. 142 and 145), included in Form 8-K/A of Terra Industries Inc. dated June 5, 2003, and to the use of our report dated January 30, 2003, except for Note 24, as to which the date is February 28, 2003 and Note 25, as to which the date is May 12, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs related to the Company’s adoption of Statements of Financial Accounting Standards Nos. 142 and 145), appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska

June 5, 2003